Exhibit 99.1

FINANCIAL STATEMENTS OF

DNA Genotek Inc.

DECEMBER 31, 2010 AND 2009

(Canadian dollars)

Deloitte & Touche LLP
800 - 100 Queen Street

Independent Auditor’s Report

To the Shareholders and Directors of

DNA Genotek Inc.

We have audited the accompanying financial statements of DNA Genotek Inc. (the “Company”), which comprise the balance sheets as at December 31, 2010 and December 31, 2009, and the statements of earnings and retained earnings, and cash flows for each of the years in the two-year period ended December 31, 2010, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Independent Auditor’s Report (Continued)

Auditor’s Responsibility (Continued)

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of DNA Genotek Inc. as at December 31, 2010 and December 31, 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in accordance with Canadian generally accepted accounting principles.

Other Matter

On March 31, 2011, we reported separately to the shareholders of DNA Genotek Inc. on our audit of financial statements for the period ended December 31, 2010, prepared in accordance with Canadian generally accepted accounting policies. The attached financial statements also include Note 14, reconciliation from Canadian GAAP to US GAAP.

/s/ Deloitte & Touche LLP

Chartered Accountants

Licensed Public Accountants

October 31, 2011

DNA Genotek Inc.

Financial Statements

December 31, 2010 and 2009

PAGE

Statement of Earnings and Retained Earnings	1

Balance Sheet	2

Statement of Cash Flows	3

Notes to the Financial Statements	4 - 21

DNA Genotek Inc.

Statement of Earnings and Retained Earnings

year ended December 31, 2010 and 2009

(Canadian dollars)

	2010	2009

Revenue	$14,708,488	$14,610,010
Cost of sales	2,427,815	2,570,554

Gross profit	12,280,673	12,039,456

Operating expenses
Amortization	435,768	357,997
Sales and marketing	4,916,424	3,988,087
Research and development (Note 8)	1,375,022	683,817
Operations	1,390,998	879,626
Bad debt expense (Note 10)	549,251	—
General and administration	2,250,597	2,032,373
Stock-based compensation (Note 7)	163,858	26,147

	11,081,918	7,968,047

Earnings before undernoted items	1,198,755	4,071,409

Other income (expense)
Loss on disposal of property, plant and equipment	—	(95,810)
Foreign exchange loss	(275,997)	(356,367)
Interest income	20,684	16,140

Total other income (expense)	(255,313)	(436,037)

Earnings before income taxes	943,442	3,635,372

Income taxes
Current	315,023	677,665
Future	(82,000)	137,000

	233,023	814,665

NET EARNINGS	710,419	2,820,707

RETAINED EARNINGS (DEFICIT), BEGINNING OF YEAR	1,861,008	(837,097)

Excess of purchase price over stated capital on share repurchase (Note 7)	—	(122,602)

RETAINED EARNINGS, END OF YEAR	$2,571,427	$1,861,008

See accompanying notes to the financial statements.

DNA Genotek Inc.

Balance Sheet

at as December 31, 2010 and 2009

(Canadian dollars)

	2010	2009

CURRENT ASSETS
Cash and cash equivalents (Note 3)	$5,693,264	$7,042,193
Accounts receivable	3,227,499	1,463,727
Income taxes recoverable	169,590	—
Investment tax credit receivable	—	10,210
Harmonized sales tax recoverable	124,798	49,461
Inventory (Note 4)	745,444	411,123
Prepaid expenses and deposits	150,575	175,117
Non-refundable investment tax credits (Note 9)	266,048	—

	10,377,218	9,151,831

PROPERTY, PLANT AND EQUIPMENT (Note 5)	657,293	772,164
INTANGIBLE ASSETS (Note 6)	188,433	163,138
FUTURE INCOME TAX ASSETS	20,333	9,500

	$11,243,277	$10,096,633

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$1,712,641	$1,492,109
Current portion of leasehold inducement	19,784	19,784
Future income tax liabilities	75,333	146,500
Deferred revenue	846,968	775,116

	2,654,726	2,433,509

LONG-TERM LEASEHOLD INDUCEMENT	55,754	77,336

COMMITMENTS (Note 11)

SHAREHOLDERS’ EQUITY

Share capital (Note 7)	5,618,045	5,545,313
Contributed surplus	343,325	179,467
Retained earnings	2,571,427	1,861,008

	8,532,797	7,585,788

	$11,243,277	$10,096,633

See accompanying notes to the financial statements.

DNA Genotek Inc.

Statement of Cash Flows

year ended December 31, 2010 and 2009

(Canadian dollars)

	2010	2009

NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:

OPERATING
Net earnings	$710,419	$2,820,707
Items not affecting cash
Amortization of property, plant and equipment	298,529	266,963
Amortization of intangible assets	137,239	91,034
Future income taxes	(82,000)	137,000
Loss on disposal of property, plant and equipment	—	95,810
Leasehold inducement	(21,582)	97,120
Stock-based compensation	163,858	26,146

	1,206,463	3,534,780

Changes in non-cash operating working capital items (Note 12)	(2,281,932)	1,502,140

	(1,075,470)	5,036,920

INVESTING
Acquisition of intangible assets	(162,534)	(199,914)
Acquisition of property, plant and equipment	(183,658)	(406,599)

	(346,192)	(606,513)

FINANCING
Issuance of Class A common shares	72,732	70,001
Repurchase of Class A common shares	—	(187,848)

	72,732	(117,847)

NET CASH (OUTFLOW) INFLOW	(1,348,930)	4,312,560

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,042,193	2,729,633

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,693,263	$7,042,193

Supplementary information:
Income taxes paid	$215,024	$—
Interest received	20,684	17,156
Interest paid	—	1,018

See accompanying notes to the financial statements.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

1.	DESCRIPTION OF BUSINESS

DNA Genotek Inc. began active operations in fiscal 2001 and is based in Ottawa, Ontario. The Company develops and markets consumable kits for the collection of DNA through saliva.

2.	SIGNIFICANT ACCOUNTING POLICIES

Private enterprises are not required to apply the following Sections of the Canadian Institute of Chartered Accountants (CICA) Handbook: 1530, 3855, 3862, 3863 and 3865 which would otherwise have applied to the financial statements of the Company. The Company has elected to use this exemption and applies the requirements of Section 3861 and of Accounting Guideline 13 (AcG-13) of the CICA Handbook.

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP) and include the following significant accounting policies:

Cash and cash equivalents

Cash and cash equivalents include cashable guaranteed investment certificates, and treasury bills with terms of three months or less at the time of purchase.

Research and development

Research costs are expensed as incurred. Expenditures for research and development equipment, net of related investment tax credits, are capitalized. Development costs are deferred and amortized when the criteria for deferral under Canadian GAAP are met, or otherwise, are expensed as incurred. To date, no such costs have been capitalized.

Inventory

Inventory consists of plastic parts, chemical solution and finished goods and is valued at lower of average cost and net realizable value.

Investment tax credits

The Company records investment tax credits when it believes it has complied with the eligibility requirements set out in the Income Tax Act and there is a reasonable assurance of realization. Investment tax credits are recorded as a reduction of the related expense or the cost of the asset acquired.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

2	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

Revenue from product sales is recognized upon shipment, when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, all significant obligations have been satisfied and collection is reasonably assured. Deferred revenue is recorded when customers pay in advance of product delivery.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at year-end. Non-monetary assets and liabilities are translated at historical rates. Foreign currency transactions are translated at rates in effect on the dates of the transactions.

Property, plant and equipment

Property plant and equipment are recorded at cost. Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Leasehold improvements	term of lease
Computer equipment	3 years
Office, production and lab equipment	5 years
Furniture and fixtures	5 years

In the year of acquisition, amortization is prorated based on the number of months remaining in the year.

Intangible assets

Intangible assets are comprised of computer software which is recorded at cost less accumulated amortization. Computer software is amortized on a straight-line basis over two years.

Impairment of long-lived assets

The Company performs reviews for the impairment of property, plant and equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed based on the carrying value of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

2	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the substantively enacted income tax rates for the years in which the differences are expected to reverse. The Company recognizes future income tax assets to the extent that they are more likely than not to be utilized.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in Note 7. The Company has adopted the CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, which establishes standards for the recognition, measurement and disclosure of stock-based compensation. Under this Section, stock options are measured and recognized using a fair value based method.

Use of accounting estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from the estimates made by management. Significant estimates in the financial statements include amounts accrued for investment tax credits receivable, amortization rates and estimated useful lives of property, plant and equipment and intangible assets, warranty provision, the allowance for bad debts, reserve for inventory obsolescence, accrued liabilities and estimates and assumptions used in the calculation of stock-based compensation.

Future accounting changes

New accounting framework

The CICA has issued a new accounting framework applicable to Canadian private enterprises. Effective for fiscal years beginning on January 1, 2011, private enterprises will have to choose between International Financial Reporting Standards (IFRSs) and Accounting Standards for Private Enterprises (ASPE), whichever suits them best. Early adoption of these standards is permitted. The Company has decided to adopt ASPE for its upcoming fiscal year.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

3.	CASH AND CASH EQUIVALENTS

	$5,693,264	$5,693,264
	2010	2009

Cash	$913,244	$1,942,193

$3,680,020 (US$3,700,000) term deposit, interest at 0.1%, due January 7, 2011, $1,000,000 GIC, interest at 0.85%, due January 7, 2011, $100,000 GIC, interest at 0.3%, due January 27, 2011 (2009 -$1,300,000 prime-linked cashable GIC, interest at variable %, due June 22, 2010, $2,000,000 GIC, interest at 0.5%, due January 20, 2010, $1,800,000 GIC, interest at 0.5%, due January 8, 2010)	4,780,020	5,100,000

	$5,693,264	$7,042,193

4.	INVENTORY

	$5,693,264	$5,693,264

	2010	2009

Raw materials	$292,547	$232,600
Finished goods	452,897	178,523

	$745,444	$411,123

The cost of inventories recognized as an expense during the period was $2,040,855 (2009 - $2,106,386). The Company wrote down its inventories by $62,260 in fiscal 2010 (2009 - $92,955) to reflect its carrying amount at net realizable value.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

5.	PROPERTY, PLANT AND EQUIPMENT

	2010
	Cost	Accumulated Amortization	Net Book Value

Leasehold improvements	$169,591	$121,520	$48,071
Computer equipment	323,062	203,263	119,799
Office, production and lab equipment	910,190	586,923	323,266
Furniture and fixtures	249,365	83,208	166,157

	$1,652,208	$994,914	$657,293

	2009
	Cost	Accumulated Amortization	Net Book Value

Leasehold improvements	$165,086	$96,011	$69,075
Computer equipment	234,780	130,630	104,150
Office, production and lab equipment	881,086	426,018	455,068
Furniture and fixtures	187,597	43,726	143,871

	$1,468,549	$696,385	$772,164

During fiscal 2010, investment tax credits of $NIL (2009 - $18,324) were recorded as a reduction of the cost of office, production and lab equipment.

6.	INTANGIBLE ASSETS

	2010
	Cost	Accumulated Amortization	Net Book Value

Computer software	$467,938	$279,505	$188,433

	2009
	Cost	Accumulated Amortization	Net Book Value

Computer software	$305,404	$142,266	$163,138

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

7.	SHARE CAPITAL

Authorized

Unlimited number of Class A common shares

	2010	2009
Issued
27,437,571 Class A common shares (2009 - 27,292,571)	$5,618,045	$5,545,313

During the year, 145,000 (2009 - 220,416) Class A common shares were issued at a weighted average price of $0.5016 (2009 - $0.28) following the exercise of options for total cash consideration of $72,732 (2009 - $70,001).

In fiscal 2009, 250,464 Class A common shares were repurchased from an existing shareholder for total cash consideration of $187,848, resulting in a redemption amount over the carrying amount of $122,602.

Stock option plan

Under the 2003 Stock Option Plan, the Company may grant options to its employees, consultants and directors. The aggregate number of options shall not exceed 4,750,000 of which 204,943 are available for grant as at December 31, 2010. The exercise price of each option equals the market price of the Company’s common stock on the date of grant and an option’s maximum term is ten years. In general, the options vest 33% after one year with the balance on a quarterly basis over the following two years.

	Options	Weighted Average Exercise Price

Outstanding, December 31, 2008	3,973,297	$0.45

Granted 2009	161,000	$0.75
Exercised 2009	(220,416)	$0.32
Forfeited 2009	(39,958)	$0.56
Expired 2009	(93,542)	$0.35

Outstanding, December 31, 2009	3,780,381	$0.47

Granted 2010	515,500	$0.75
Exercised 2010	(145,000)	$0.50
Forfeited 2010	(241,373)	$0.52
Expired 2010	(114,127)	$0.51

Outstanding, December 31, 2010	3,795,381	$0.50

Options exercisable, December 31, 2010	3,135,244	$0.50

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

7.	SHARE CAPITAL (Continued)

Stock option plan (Continued)

The following table summarizes information about fixed stock options outstanding at December 31, 2010:

Exercise Price	Options Outstanding at 12/31/10	Weighted Average Remaining Contractual Life (Years)	Options Exercisable at 12/31/10

$0.30	808,018	4.1	808,018
$0.50	2,342,863	6.3	2,234,393
$0.75	644,500	9.3	92,833

$0.50	3,795,381	6.3	3,135,244

In January 2010 the stock option plan was modified such that the lives for all options were extended from five to ten years. This resulted in an incremental stock-based compensation expense of $149,562 in fiscal 2010.

Stock-based compensation

The Black-Scholes option pricing model used by the Company to calculate option values, as well as other currently accepted valuation models, were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s option awards. These models require subjective assumptions, including future stock price volatility and expected time until exercise, which affect calculated values.

The fair market value of these options was determined using the Black-Scholes option pricing model based on the fair value of the common shares on the date of grant and the following assumptions: Seven-year life (2009 - five-year life); interest rate of 3.34% (2009 - 3.012%); volatility of NIL% (2009 - NIL%); and no dividends (2009 - no dividends). The weighted average grant date fair value of options issued in 2010 was $0.14 (2009 - $0.10).

Total stock-based compensation expense recorded by the Company for the year ended December 31, 2010 was $163,858 (2009 - $26,147). This includes the amounts resulting from the option-life extension referred to above in 2010.7.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

8.	RESEARCH AND DEVELOPMENT

	2010	2009

Research and development expenses	$1,978,475	$1,481,613
Investment tax credits	(603,453)	(797,796)

	$1,375,022	$683,817

9.	INCOME TAXES

As at December 31, 2010, the Company has $266,048 (2009 - $NIL) of investment tax credits which can be used to offset future federal taxes payable and which expire in 2030.

This amount has been recorded as a current asset due to the fact there is reasonable assurance that the Company will use this amount in the coming fiscal year.

10.	FINANCIAL INSTRUMENTS

Currency risk

The Company’s earnings are subject to financial risk as a result of fluctuations in foreign exchange rates, and the degree of volatility of these rates. The Company currently does not use derivative instruments to hedge its foreign currency exposure. This exposure is primarily limited to the U.S. dollar as the Company realizes approximately 58% of its sales principally in U.S. dollars.

The balance sheet includes the following amounts expressed in Canadian dollars with respect to financial assets and liabilities for which cash flows are denominated in the following currencies:

	2010	2009

U.S. dollars:
Cash	$3,966,140	$1,268,590
Accounts receivable	2,539,446	1,104,996
Accounts payable and accrued liabilities	83,846	(24,952)

Fair value

The carrying amounts for cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities approximate fair market value because of the short maturity of these instruments.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

10.	FINANCIAL INSTRUMENT (Continued)

Credit risk

The Company provides credit to its customers in the normal course of its operations. The Company establishes allowances for doubtful accounts based upon specific credit risk of its clients and its historic experience with bad debts. Approximately 26% (2009 - 44%) of year-end accounts receivable is concentrated with two (2009 - three) customers.

The carrying amount of cash and cash equivalents and accounts receivable represents the maximum exposure to credit risk. The maximum exposure to credit risk at December 31, 2010 is $8,920,763 (2009 - $8,505,918). The cash and cash equivalents are held by the Company’s bank, which is one of the large Canadian banks. Over the last five years, the Company has not suffered any loss in relation to cash or cash equivalents held by the bank.

11.	OPERATING LEASE COMMITMENTS

The Company’s minimum future operating lease commitments by year and in aggregate are as follows:

2011	$448,691
2012	446,152
2013	436,267
2014	217,782

$1,548,892

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

12.	CHANGES IN NON-CASH OPERATING WORKING CAPITAL ITEMS

	2010	2009

Accounts receivable	$(1,763,772)	$776,062
Income taxes recoverable	(169,590)	—
Investment tax credits receivable	10,210	372,667
Harmonized sales tax recoverable	(75,337)	(441)
Inventory	(334,321)	26,987
Prepaid expenses and deposits	24,542	15,482
Non-refundable investment tax credits	(266,048)	—
Accounts payable and accrued liabilities	220,532	84,206
Deferred revenue	71,852	227,177

	$(2,281,932)	$1,502,140

13.	COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the current year’s presentation. This includes $235,152 reclassified from sales and marketing expenses to revenue and to cost of goods sold and the reclassification of a foreign exchange loss of $356,367 from general and administration expenses to a separate line item under other income (expense).

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company follows Canadian GAAP which is different in some respects from the accounting principles generally accepted in the United States (“US GAAP”) and from practices prescribed by the United States Securities and Exchange Commission. The significant differences between Canadian and US GAAP, and their effects on the financial statements, are described below.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

Statement of Changes in Shareholders’ Equity

			Additional Paid-in Capital	Deficit	Total
	Common Shares
	Number	Amount

Balance, December 31, 2008, in accordance with Canadian GAAP	27,322,619	$5,531,342	$162,536	$(837,097)	$4,856,781

Adjustment to opening shareholders’ equity - stock- based compensation	—	—	284,941	(284,941)	—
Issuance of stock on exercise of employee stock options	220,416	79,218	—	—	79,218
Repurchase of stock for cash	(250,464)	(65,246)	(122,602)	—	(187,848)
Stock-based compensation expense for the year	—	—	265,094	—	265,094
Amount credited to share capital related to options issued	—	—	(9,217)	—	(9,217)
Earnings and comprehensive earnings	—	—	—	2,581,760	2,581,760

Balance, December 31, 2009, in accordance with US GAAP	27,292,571	5,545,314	580,752	1,459,722	7,585,788

Issuance of stock on exercise of employee stock options	145,000	72,732	—	—	72,732
Stock-based compensation expense for the year	—	—	425,694	—	425,694
Earnings and comprehensive earnings	—	—	—	448,583	448,583

	145,000	72,732	425,694	448,583	947,009

Balance, December 31, 2010, in accordance with US GAAP	27,437,571	$5,618,046	$1,006,446	$1,908,305	$8,532,797

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

Statement of Earnings

	2010	2009

Earnings in accordance with Canadian GAAP	$710,419	$2,820,707
Stock-based compensation [i]	(261,836)	(238,947)

Earnings in accordance with US GAAP	$448,583	$2,581,760

i.	Stock-based compensation

The Company grants stock options to employees in accordance with the 2003 Stock Option Plan. Under Canadian GAAP, privately held enterprises are permitted to use the minimum value methodology to value compensation related to stock options granted to employees.

Under US GAAP, effective January 1, 2006, the Company adopted Financial Accounting Standards Board, Accounting Standards Codification 718 - Stock Compensation (“ASC 718”) to account for employee stock-based compensation. This standard requires companies to expense the fair value of stock-based compensation awards through operations. The fair value of stock options granted is to be calculated using the Black-Scholes option pricing model and must take into consideration estimated forfeitures at the time of grant to determine the number of awards that will ultimately vest.

The Company has elected to use the modified prospective application transition method to implement the accounting for employee stock options outstanding at January 1, 2006 under ASC 718. Under the modified prospective method, ASC 718 is generally applied only to share-based awards granted, modified, repurchased or cancelled on or after January 1, 2006. ASC 718 was applied prospectively to new awards and to awards modified, repurchased or cancelled after the required effective date of January 1, 2006. The Company has adopted the straight-line attribution method for determining the compensation cost to be recorded during each accounting period.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

i.	Stock-based compensation (Continued)

As a result of adopting ASC 718, which does not permit use of the minimum value method and requires forfeitures to be estimated at the grant date, additional compensation expense has been recorded under US GAAP for the years ended December 31, 2009 and December 31, 2010.

Other disclosure related to share-based compensation is as follows:

a)	The total number of options vested and exercisable as at December 31, 2010 was 3,135,244 (December 31, 2009 - 2,973,481) with a weighted average exercise price of $0.46 (December 31, 2009 - $0.45), and a weighted average remaining term of 5.76 years (December 31, 2009 - 6.42 years).

b)	The total number of options vested and expected to vest amounted to 3,795,381 as at December 31 2010 (December 31, 2009 - 3,780,381) and had a weighted average exercise price of $0.50 (December 31, 2009 - $0.47), and a weighted average remaining term of 6.33 years (December 31, 2009 - 7.02 years).

c)	As at December 31, 2010, compensation costs not yet recognized relating to stock option awards outstanding was $195,395 (December 31, 2009 - $195,127). As at December 31, 2010, compensation cost will be recognized on a straight-line basis over the remaining weighted average period of approximately 21 months for the time vesting awards. Compensation will be adjusted for subsequent changes in estimated forfeitures.

d)	Expected volatilities are based on similar publicly traded companies in the industry as this represents the most appropriate basis to determine the actual expected volatility of the Company’s shares in future periods.

e)	Upon exercise of stock options, the Company satisfies its obligations by issuing treasury shares.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

Other disclosures required under US GAAP

1.	Income statement

a)	Stock-based compensation

Non-cash stock-based compensation of $425,694 was recorded for the year ended December 31, 2010 (December 31, 2009 - $265,094) and was included in General and Administration, Sales and Marketing, Operations and Research and Development as follows:

	2010	2009

General and administration	$159,553	$89,910
Sales and marketing	146,956	107,526
Operations	81,567	46,396
Research and development	37,618	21,262

	$425,694	$265,094

b)	Rental expense related to premises included in general and administration expense is $497,692 for the year ended December 31, 2010 (December 31, 2009 - $408,482).

c)	For the year ended December 31, 2010, the Company earned non-refundable investment tax credits of $603,453 (2009 - $76,651) for eligible research and development expenditures and accounted for these as a reduction to research and development expense under Canadian GAAP. Under US GAAP, this amount is reclassified on the statement of earnings to income tax expense and, accordingly, does not have an impact on net earnings.

For the year ended December 31, 2010, the Company also received $NIL (2009 - $721,145) refundable investment tax credits for eligible research and development expenditures and accounts for the credits received using the flow-through method. These refundable credits were recorded as a reduction to research and development expense.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

2.	Balance sheet

a)	Details of accounts payable and accrued liabilities are as follows:

	2010	2009

Trade payables	$911,385	$365,740
Accruals	717,888	1,054,371
Payroll related accruals	10,900	—
Warranty	72,468	71,998

	$1,712,641	$1,492,109

b)	Warranty liability

The Company records a liability for future warranty costs based on management’s best estimate of probable claims under Company warranties. The accrual is based on the terms of the warranty and historical experience. The Company regularly evaluates the appropriateness of the remaining accrual.

The following table details the changes in the warranty accrual.

	2010	2009

Balance at beginning of the year	$71,998	$43,175
Accruals	1,795	67,550
Utilization	(1,325)	(38,727)

Balance at end of the year	$72,468	$71,998

3.	Cash flow statement

There were no material differences in the presentation of the cash flow statement under US GAAP.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

4.	Income taxes

a)	Adoption of FASB Interpretation 48

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No.48, Accounting for Uncertainty in Income Taxes (“FIN 48”) an interpretation of FAS 109, effective for fiscal years beginning on or after December 15, 2006 (now ASC 740). ASC 740 provides specific guidance on the recognition, de-recognition and measurement of income tax positions in financial statements, including the accrual of related interest and penalties recorded in interest expense. An income tax position is recognized when it is more likely than not that it will be sustained upon examination based on its technical merits, and is measured as the largest amount that is greater than 50% likely of being realized upon ultimate settlement. Under Canadian GAAP, the Company recognizes and measures income tax positions based on the best estimate of the amount that is more likely than not of being realized. The adoption of this standard did not have any impact on the Company’s US GAAP results.

b)	Under Canadian GAAP, income taxes are measured using substantively enacted tax rates, while under US GAAP, measurement is based upon enacted tax rates. There is a difference between the enacted and substantively enacted rates for the periods presented, however; this difference does not result in a difference in the financial statement.

c)	Deferred tax asset

Under US GAAP, investment tax credits are included in the determination of deferred tax assets whereas under Canadian GAAP, investment tax credits are not considered in the determination of future tax assets but are disclosed separately on the balance sheet. Including the investment tax credits as a deferred tax asset under the US GAAP would have the impact of increasing the Company’s deferred tax assets by $266,048 as a December 31, 2010 (December 31, 2009 - $NIL) with an offsetting decrease in the non-refundable investment tax credits asset.

d)	Fiscal periods subject to examination

The Company files tax returns in Canada and the United States. Generally, the years 2008 to 2010 remain subject to examination by tax authorities.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

5.	Fair Value Measurements

Effective January 1, 2008, the Company adopted FASB Standard SFAS No. 157, Fair Value Measurements, (now ASC 820) which defines fair value, establishes a framework and prescribes methods for measuring fair value and outlines the additional disclosure requirements on the use of fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date). ASC 820 establishes a three-level hierarchy that prioritizes the inputs used to measure fair value. The three levels of fair value hierarchy based on the reliability that prioritizes the inputs are as follows:

Level 1 - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - Inputs are significant observable inputs other than quoted prices included in level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data; and

Level 3 - Inputs are significant unobservable inputs that reflect the reporting entity’s own assumptions and are supported by little or no market activity.

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been segregated into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. ASC 820 delayed the effective date for non-financial assets and liabilities until January 1, 2009, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis.

DNA Genotek Inc.

Notes to the Financial Statements

Year ended December 31, 2010 and 2009

(Canadian dollars)

14.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

Financial assets and liabilities measured at fair value as at December 31, 2010 in the financial statements on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Balance

Cash and cash equivalents	$5,693,264	$—	$—	$5,693,264

Financial assets and liabilities measured at fair value as at December 31, 2009 in the financial statements on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Balance

Cash and cash equivalents	$7,042,193	$—	$—	$7,042,193

15.	SUBSEQUENT EVENT

On August 17, 2011, the Company was acquired by OraSure Technologies, Inc. for $50 million in cash.